UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2008

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4086 Del Rey Avenue Marina del Rey, CA (Address of principal executive offices)	90292 (Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 1.01 Entry into a Material Definitive Agreement

On April 21, 2008, InfoSearch Media, Inc., a Delaware corporation (the “Company” or “Registrant”) announced a change in its Board of Directors. In connection with such change, David Warthen was appointed to the Board of Directors to fill a vacancy, John LaValle resigned from the Board of Directors and was replaced by Scott Brogi.

A summary of the material terms of the definitive agreement and arrangement entered into between Registrant and Mr. Warthen as a result of such change is provided below. The definitive agreements are filed as exhibits to this Current Report on Form 8-K (the "Current Report").

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(1) Resignation of John LaValle as Director.

On April 21, 2008, John LaValle, member of the Board of Directors of, informed the Company that he was resigning as a Director and Chairman of the Audit Committee effective as of April 21, 2008, for personal reasons and not as a result of any disagreement with the management of InfoSearch Media .

Item 5.02(d) Election of New Director

(1) Election of David Warthen to the Board of Directors.

On April 21, 2008, after performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, elected David Warthen as a Director effective as of April 21, 2008.

Family Relationships: There are no family relationships between Mr. Warthen and any of the other executive officers or directors of the Registrant.

Related Party Transactions: Mr. Warthen served as the Registrant’s Chief Technical Officer from May 1, 2006 to August 15, 2007. With that exception, during the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Warthen has, or had, a material interest.

(2) Election of Scott Brogi to the Board of Directors.

On April 21, 2008, after performing the due diligence that the members of the Board of Directors determined, in their reasonable business judgment, was appropriate under the circumstances, the Board of Directors, elected Scott Brogi as a Director effective as of April 21, 2008.

Family Relationships: There are no family relationships between Mr. Brogi and any of the other executive officers or directors of the Registrant.

Related Party Transactions: Mr. Brogi currently serves as the Registrant’s Chief Financial Officer. With that exception, during the past two years, the Registrant has not been a party to any transactions, or proposed transactions, in an amount greater than $60,000 which Mr. Brogi has, or had, a material interest.

Item 9.01 Financial Statements and Exhibits.

Item 9.01(c) Exhibits

The following exhibit(s) are furnished in accordance with the provisions of Item 601 of Regulation S-B:

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Exhibit No. Description
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10.1 Offer Letter, dated as of April 21, 2008, between
InfoSearch Media, Inc. and David Warthen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Date: April 25, 2008	By:	/s/ Scott Brogi
Name: Scott Brogi Title: Chief Financial Officer